UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1943 (Amendment No.________)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

BRIDGE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1) Title of each class of securities of which transaction applies:_______________
2) Aggregate number of securities to which transaction applies:_______________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount of which the filing fee is calculated and state how it was determined):_______________
4) Proposed maximum aggregate value of transaction:_______________
5) Total fee paid:_______________________

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:__________________________________
2) Form, Schedule or Registration Statement No.: _________________
3) Filing Party:____________________________________________
4) Date Filed: ____________________________________________

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BRIDGE TECHNOLOGY, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

OCTOBER 20, 2003

TO ALL STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Stockholders of Bridge Technology, Inc. (the "Company" or "Bridge"), a Nevada corporation, will be held at the Company’s corporate offices at 12601 Monarch Street, Garden Grove, California, on Monday, November 10, 2003 at 10:00 a.m., for the following purposes:

1.	To elect, at least, four (4) directors to serve for the ensuing year and until their successors are elected.
2.	To amend the Articles of Incorporation of the Company to effectuate a one (1) for four (4) reverse stock split of the Company's issued and outstanding common stock;
3.	To approve the 2003 Restricted Stock Plan for officers, directors and consultants of the Company.
4.	To ratify the selection of BDO McCabe Lo & Co. as independent auditors for the Company for the fiscal year 2002.
5.	To discuss the Assets Held For Sale of Autec Power Systems, Inc. and Bridge Technology Co., LTD. (Ningbo, China) .
6.	To transact such other business as may properly come before the meeting and any adjournment(s) thereof

Only stockholders of record at the close of business on October 10, 2003 are entitled to notice of and to vote at the Annual Meeting.

Audited financial statements of the Company and its subsidiaries shall be distributed to shareholders within a reasonable period of time prior to the Company’s Annual Meeting. Shareholders may want to review the Company’s Annual Report before responding to this proxy solicitation. We have been advised of a further delay until October 25, 2003 by our outside auditor’s before the Company may expect to receive the audited financial statements.

Accordingly, the Audit Committee of the Board of Directors is not prepared to issue their Audit Committee Report to the Directors until the audited financial statements from BDO McCabe Lo & Co. are available for their review. Therefore, their report is omitted from this Proxy Statement and will be furnished along with the Annual Report to the shareholders before the annual meeting.

All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign and return the enclosed Proxy as promptly as possible. Any stockholder attending the meeting may vote in person, even though he or she has returned a Proxy.

John T. Gauthier
Secretary

Garden Grove, California
October 20, 2003

YOUR VOTE IS IMPORTANT

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE

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BRIDGE TECHNOLOGY, INC.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of Bridge Technology, Inc. ("Bridge" or the "Company") for use at the 2003 Annual Meeting of Stockholders ("Annual Meeting") to be held Monday, November 10, 2003, at 10:00 a.m., local time, and at any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s offices, 12601 Monarch Street, Garden Grove, California. The Company’s main telephone number is (714) 891-6508. These proxy solicitation materials were mailed on or about October 20, 2003, to all stockholders entitled to vote at the Annual Meeting.

Record Date and Outstanding Shares

Stockholders of record at the close of business on October 10, 2003 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. The closing price on the Nasdaq Small Cap Market for the Company’s $0.01 par value Common Stock ("Common Stock") on the Record Date, as reported in The Wall Street Journal, was $0.03 per share. The Company was aware of the following beneficial owners of more than 5% of its Common Stock as of the Record Date:

Name and Address	Number of Shares	Percentage of Class (1)

James Djen (2)	1,565,420	12.9%

(1) At the Record Date, 12,148,110 shares of the Company’s Common Stock were outstanding. The Company has approximately 1,750 shareholders.
(2) The address for Mr. Djen is 12601 Monarch Street, Garden Grove, California 92841.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company before the Annual Meeting a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Voting and Solicitation

On all matters other than the election of directors, each share has one vote.

The cost of soliciting proxies will be borne by the Company. The Company intends to self administer the proxy solicitation process, and will not use a proxy solicitation firm. The Company will reimburse third parties for certain out-of-pocket expenses estimated to be not more than $1,000. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

Deadline for Receipt of Stockholder Proposals

Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2004 Annual Meeting of Stockholders must be received by the Company no later than January 15, 2004, in order to be considered for possible inclusion in the proxy statement and form of proxy relating to that meeting.

If the Company is not notified of a stockholder proposal by March 5, 2004, then the management proxies may have the discretion to vote against such stockholder proposal, even though such proposal is not discussed in the proxy statement.

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PROPOSAL 1

ELECTION OF DIRECTORS

General

A minimum board of four (4) directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's four nominees named below, not all of whom are currently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting (neither of which events is expected), the proxies will be voted for such nominee as shall be designated by the current Board of Directors to fill the vacancy. The term of office of each person elected as a director will continue until the next Annual Meeting or until his successor has been elected and qualified.

Vote Required

A quorum comprising the holders of the majority of the outstanding shares of Common Stock on the Record Date must be present or represented by proxy for the transaction of business at the Annual Meeting. Each share may vote for up to four director-nominees. Votes may not be cumulated. If a quorum is present, the four nominees receiving the highest number of votes will be elected to the Board of Directors, whether or not such number of votes for any individual represents a majority of the votes cast. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will not be counted, however, either in favor of or against the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED BELOW.

Nominees

The names of the nominees, their ages at Record Date and certain other information is set forth below.

Name of Nominee	Age	Principal Occupation	Director Since

John T. Gauthier	75	Chairman/Chief Financial Officer, Bridge Technology, Inc.	1997
William R. Willard	50	Managing Partner, Bridgestream Partners, LLC	2003
Steven Werkheiser, Sr.	57	Financial Consultant	2003
Yixin (James) Zhu, Ph.D.	40	Senior Staff Engineer, Qualcomm, Inc.
		QualComm Technology and Venture

There is no family relationship between any director and any executive officer of the Company.

John T. Gauthier, age 75, has served as our Chief Financial Officer, Secretary and Treasurer since 1997. He has been a Director since 1997 and is also a member of our Executive Steering Committee. He was the prior Chairman of the Company's Board of Directors from March 1997 to April 1998. He is also the Secretary-Treasurer, Chief Financial Officer, and a Director of the Exell Corporation since June 1995. For twelve years Mr. Gauthier was President and Chairman of the Board of Datronic Engineers Inc., a small capitalization public company engaged in the design, furnishing and installation of long-range telecommunications systems internationally. For six years he was Director of Finance and Administration for Northrop Corporation's subsidiary, Page Communications Engineers, a leading international telecommunications company. He was a former management consultant to the Executive Director of the International Monetary Fund of the World Bank. He was also a Founder, Director along with the former Comptroller of the U.S. Treasury, James Saxton of the Free State Bank and Trust Company in Potomac, Maryland. Mr. Gauthier received a Bachelor of Science Degree in Finance from Fordham University in 1953 and completed the MBA program at the Graduate School of Business, George Washington University in 1957. Mr. Gauthier also completed two years of legal training at the Georgetown University Law Center in 1959.

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William R. Willard, age 50, is a nominee for election to our Board of Directors, the Audit Committee, the Compensation Committee and the Corporate Governance Committee. Mr. Willard is the Managing Principal of Bridgestream Partners, LLC, an investment banking, corporate strategy, business development, and crisis management firm. Mr. Willard brings over twenty-seven years of top financial management experience. He has held important financial management positions with Bendix Corporation, Kaiser Engineers, and Everlast Filtration Corporation. He was Executive Vice President of Moseley, Hallgarten, Estabrook, and Weeden, Inc. and duPont Glore Forgan, Inc. Mr. Willard also founded and served as President and CEO of Chicago Strategy Group, a management advisory firm specifically devoted to the enhancement of shareholder value. This firm merged with A. T. Kearney, Inc. where he became Managing Principal, to develop a worldwide corporate strategic planning practice among all of A. T. Kearney’s offices. Mr. Willard received a MBA in Finance and International Business from the University of Chicago, Graduate School of Business, and a BS degree in Political Science and International Relations from the University of Wisconsin. Mr. Willard also attended the Sorbonne (University of Paris) where he received his Cours Practique Certificate.

Steven Werkheiser, Sr., age 57, is a nominee for election to our Board of Directors, the Audit Committee, the Compensation Committee and the Corporate Governance Committee. Mr. Werkheiser, Sr. is a Board Member of the Anderson School of Business at UCLA. He is a consultant providing over twenty-five years of Senior Executive experience in Profit and Loss Management, Financial Planning, Strategic Planning, M & A, Business Valuations, and Start-Ups and Turnarounds. He has held CFO positions at New Century Companies and Italbiz.com, Inc., was Manager of Finance at Raytheon, and CFO of a subsidiary, Business Development at Northrop Grumman Corporation. Mr. Werkheiser, Sr. received a MBA, Finance and a BA, Economics from the University of California at Los Angeles (UCLA).

Yixin (James) Zhu, Ph.D., age 40, is a nominee for election to our Board of Directors and the Corporate Governance Committee. Yixin (James) Zhu, Ph.D. is a Senior Staff Engineer with Qualcomm, Inc., QualComm Technology and Venture, San Diego, CA, since May, 2003. From April, 2001 to May, 2003, he was Project Manager/ Wireless Program Coordinator at Santera Systems, Inc., Plano, Texas, where he was responsible for business development, strategy and product planning for the China market in addition to full responsibility for numerous wireless programs with third party users. From March, 2000 to April, 2001, he was Senior Manager/Systems Engineering for Xbridge/Zhone Tech, Richardson, Texas, where he was responsible for evaluation, performance testing, and hardware recommendation for Xbridge Softswitch, Mobility Server and Feature Server Product. From September, 1994 to March, 2000, he held various wireless technical management positions with Nortel, Richardson, Texas. Mr. Zhu has presented numerous technical papers at various national and international proceedings and his work has been published in the leading computer science and operations research journals. Mr. Zhu received his Ph.D. and M. S. in Operations Research from Cornell University in 1987 and 1989.

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Executive Officers

The name, age and title of each executive officer of the Company, business experience for at least the past five years and certain other information concerning each such executive officer has been furnished by the executive officer and is set forth below. Executive officers are elected by the Board of Directors following the annual meeting of the Company's stockholders.

James Djen, age 49, serves as President while he has held various responsibilities since the formation of the Company. He also serves as a member of our Executive Steering Committee and as a director since November 1998. He has also served as President and Chairman of the Board of PTI Enclosures, Inc. since 1993. From June 1985 to 1994 he was a Director and Executive Vice President of CMS Enhancement, a New York, Stock Exchange firm. Mr. Djen was granted a Bachelor of Science Degree in Electrical Engineering from National Taiwan University in 1977 and a Master of Science Degree in Electrical Engineering from Connecticut's Bridgeport University in 1978 and a Master of Science Degree in Electrical Engineering in 1981 from California State University. Mr. Djen expects to continue to manage corporate development activities of the Company primarily in Asia.

John T. Gauthier, age 75, has served as our Chief Financial Officer, Secretary and Treasurer since 1997. His personal biography is set forth above under Director nominees for re-election to the Company’s Board.

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Board Committees and Meetings

During the fiscal year ended December 31, 2002 (the "2002 Fiscal Year"), the Board held eight meetings. The Board has an Audit Committee, a Compensation Committee, a Corporate Governance Committee and a temporary Nominating Committee. Each director attended or participated in 75% or more of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which such director served during the 2002 Fiscal Year.

Audit Committee

The Audit Committee currently consists of three directors, Messrs. Willard, Werkheiser and Zhu. This Committee reviews, acts on and reports to the Board with respect to various auditing and accounting matters, including the selection of the Company’s accountants, the scope of the annual audits, fees to be paid to the Company’s accountants, the performance of the Company’s accountants, the Company’s accounting practices and internal accounting controls.

The Audit Committee held four meetings during the 2002 Fiscal Year. The Board has adopted and approved a written charter for its Audit Committee, a copy of which was included with the Company’s Schedule 14-C Information Statement filed with the Securities and Exchange Commission on April 24, 2001. To comply with the new Sarbanes - Oxley requirements the Audit Committee has adopted an amended and restated charter, which is set forth as Appendix A hereto. The Board has determined that all members of the Audit Committee are "independent" as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers. The Board has determined that Messrs. Willard, Werkheiser and Zhu qualify as "Audit Committee Financial Experts."

Compensation Committee

The Compensation Committee currently consists of three directors, Messrs. Gauthier, Willard and Werkheiser. This Committee makes recommendations to the Board as to the salaries of the Company’s officers and executive bonuses and recommends to the Board the award of stock options to employees, officers and directors. The Compensation Committee held one (1) meeting during the 2002 Fiscal Year.

Corporate Governance Committee

The Board has recently formed a Corporate Governance Committee which consists of three directors, Messrs. Zhu, Willard and Werkheiser. The Corporate Governance Committee makes recommendations to the Board of Directors regarding the composition of the Board and corporate governance matters. During 2003, the Board of Directors and management monitored the enactment of the many new regulations relating to corporate governance, attended presentations regarding newly enacted and currently proposed regulations and reviewed our compliance. In order to further our compliance we have enacted a Code of Ethics applicable to all employees in 2003. All members of our Corporate Governance Committee have been independent (pursuant to current and currently proposed Securities and Exchange Commission and NASD rules) since its inception. We have in place active internal control and disclosure procedures. We are committed to good corporate governance and doing what is right to earn and deserve the trust of our stockholders. We will continue to actively monitor the enactment of new regulations, will keep our Board of Directors and management informed and will take the steps necessary to assure our compliance.

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Director Compensation

Directors who are employees receive no separate compensation for their service as Directors. Our non-employee Directors do not receive cash fees, however, they receive restricted stock annually. No restricted stock or common stock purchase warrants have been issued to date for the year 2001 and 2002, although up to 500,000 warrants for Directors, Officers, Committee Members, Employees and Consultants had been approved at last years Annual Meeting. In addition, Directors are reimbursed for travel expenses for attending meetings of the board and any board or advisory committees.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Messrs. Gauthier, Willard and Werkheiser. Mr. Gauthier is also the Chairman and Chief Financial Officer of the Company.

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SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the beneficial ownership of Common Stock as of the Record Date, by each director, by each of the current executive officers named in the Summary Compensation Table, and by all directors and executive officers as a group.

Name (1)	Number of Shares Beneficially Owned	Approximate Percentage Owned (1)

James Djen	1,565,420	12.94%
John T. Gauthier	326,711	2.70%
William R. Willard (2)	0	*
Steven L. Werkheiser, Sr. (2)	0	*
Yixin (James) Zhu (2)	0	*

All current directors and executive officers as a group (5 persons)	1,892,131	15.64%

(*) Designates less than 1%

(1)	The address for all executive officers and directors is c/o Bridge Technology, Inc., 12601 Monarch Street, Garden Grove, CA. Based upon 12,148,110 shares of the Company's Common Stock outstanding as of the Record Date.

(2)	Director nominee.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows, as to our Chairman, our Chief Executive Officer, and one other executive officer who served during the last fiscal year, information concerning all compensation paid for services in all capacities during the last three fiscal years.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards	Securities Underlying Options (#)	All Other Compensation ($)

James Djen	2002	$120,000	$0	$0	$0	0	$0
Managing Director	2001	120,000	0	0	0	0	0
President	2000	120,000	0	0	0	0	0

Richard Fox	2002	$120,000	$0	$0	$0	0	$0
General Manager	2001	120,000	0	0	0	0	0
PTI Enclosures	2000	120,000	0	0	0	0	0

John T. Gauthier	2002	$120,000	$0	$0	$0	0	$0
Chairman and	2001	120,000	0	0	0	0	0
Chief Financial Officer	2000	120,000	0	0	0	0	0

Warrant Grants and Exercises

No warrants were granted for the year 2001 and 2002 nor were any warrants exercised.

The following table summarizes warrant exercises and the value of in-the-money options held at December 31, 2002 by our Chief Executive Officer and each of the executive officers named in the Summary Compensation Table above.

None exercised and no warrants are in the money.

---------

(1) The value realized is calculated based on the closing price of our common stock as reported by the Nasdaq Small Cap Market on the date of exercise minus the exercise price of the option, and does not necessarily indicate that the optionee sold such stock.

(2) The value of unexercised in-the-money options is based on the difference between the fair market value of the shares of common stock underlying the options at December 31, 2002, and the exercise price of such options.

Options are in-the-money if the market price of the shares exceeds the option exercise price.

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Agreements with Employees

The Corporation did not have written employment agreements with our employees in the year 2002.

Certain Transactions [update]

On January 3, 2000, in connection with our initial acquisition of 60% for $6,000,000 of the outstanding capital stock of CMS Technology Limited (CMS), our Hong Kong subsidiary, Alan Sheen, a former director and principal stockholder of Bridge Technology, acquired 10% of the outstanding capital stock of CMS for a purchase price of $1,000,000. The Company purchased the remaining 30% of the capital stock of CMS in May 2000 for a purchase price of $3,000,000.

We lease our facility located in Garden Grove, California from PTI Enclosures, LLC, a corporation controlled by James Djen, an Officer, Director and principal stockholder of the Company. The lease provides for monthly payments of $23,288 and a term of 20 years expiring in December 2017. In addition, we entered into a sublease agreement with Exell Corporation, a corporation controlled by Anita Gauthier, the wife of the Company's CFO, John T. Gauthier, for a portion of the building for a monthly payment of $1,380, through October 2003.

During 1999, we loaned $250,000 to Photo King International, an entity of which James Djen, one of our principal stockholders, is an Officer. During 2000, $25,000 of this loan was repaid, leaving an unpaid principal balance of $225,000 which is secure by a pledge of a corporate note of $1,000,000 to James Djen and his Company, CKI International.

On April 22, 2003, the Board of Directors approved an agreement to sell 100% of Autec Power Systems, Inc. and Bridge Technology Co., LTD, Ningbo, China to a group organized by Winston Gu, the former Chairman of the Company in exchange for 1,270,000 shares of Bridge Technology, Inc.’s common stock and the cancellation of approximately $1,600,000 in debt of Autec Power Systems, Inc. to Wantec Power Systems, Inc. of Taiwan, R.O.C. A definitive contract is in preparation which is expected to be signed within 60 days.

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Outstanding Loans From Related Parties

Name	Balance 12/31/01	Additions	Repayment	Balance 12/31/02

Karen Chiu, Controller	$100,000.00		$50,000.00	$50,000.00

Exell Corporation	$30,000.00		$30,000.00	-0-

James Djen	$100,000.00		-0-	$100,000.00

Edwin Cheng	$200,000.00		-0-	$200,000.00

CKI Investments	$1,000,000.00		-0-	$1,000,000.00

Frontier Electronics	$300,000.00		-0-	$300,000.00

Winston Gu	$200,000.00		-0-	$200,000.00

A & F Investment	$200,000.00		-0-	$200,000.00

PTI, LLC	$990,763.30		$26,759.77	$964,003.53

Total Related Party Loans	$3,120,763.50		$106,759.77	$3,014,003.53

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REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

General

The policy of the Company regarding the compensation of its executive officers is to maintain a total compensation program which would retain the services of key executives and (a) assure the availability of their skills for the benefit of the Company, (b) secure to the Company freedom from competition by such persons within reasonable and lawful limits, and (c) provide appropriate base compensation, benefits, and financial incentives through bonus, severance and other employment-related programs. The Compensation Committee of the Board of Directors recommends, subject to the Board’s approval, executive compensation, including the compensation of the Chairman and the Chief Executive Officer. The Compensation Committee or the Board of Directors determines and approves stock option grants for all employees, including the Chief Executive Officer. The Committee currently comprises two independent, non-employee directors, and one director.

Compensation Philosophy

The Company operates in the highly competitive and rapidly changing high technology industry. The goals of the Company’s compensation program are to align compensation with the Company’s overall business objectives and performance, to foster teamwork, and to enable the Company to attract, retain and reward employees who contribute to its long-term success. The Committee also seeks to establish compensation policies that allow the Company flexibility to respond to changes in its business environment.

Compensation Components

Compensation for the Company’s executive officers generally consists of salary, annual incentive, and stock option and restricted stock awards. The Committee assesses past performance and anticipated future contribution of each executive officer in establishing the total amount and mix of each element of compensation.

Salary. The salaries of the executive officers are determined annually by the Compensation Committee based upon various subjective factors such as the executive's responsibilities, position, qualifications, years of experience, and individual performance. In no such case does the Committee undertake a formal survey of analysis of compensation paid by other companies.

Annual Incentive. The Committee annually reviews and approves an executive compensation plan. A target, expressed as a percentage of salary, is established for each corporate officer, based on the scope of his or her responsibility. Actual payment is computed as a percentage of that target based on the Company’s performance in achieving specified objectives, and the individual performance of executives.

Stock Options, Warrants and Restricted Stock. Stock option, warrants and restricted stock awards are designed to align the interests of executives with the long-term interests of the stockholders. The Committee approves option, warrant and restricted stock grants subject to vesting periods (usually over a three or four-year period) to retain executives and encourage sustained contributions. The exercise price of options and warrants, or the issue price in relation to restricted stock, is the market price on the date of grant.

The Company is subject to Section 162(m) of the Internal Revenue Code, adopted in 1993, which limits the deductibility of certain compensation payments to its officers. The Company does not have a policy requiring the Committee to qualify all compensation for deductibility under this provision. The Company does not currently have any non-deductible compensation plans. The Company believes that any compensation expense incurred in connection with the exercise of stock options will continue to be deductible as performance-based compensation.

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In awarding stock options to its corporate level executive officers, the Committee considers the executive’s performance as well as options previously granted when determining additional option awards. The Committee does not currently have a targeted percentage of equity ownership for executives.

Respectfully submitted,

John T. Gauthier, Chairman
Steven Werkheiser, Sr.
William Willard

Date: July 15, 2003

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PERFORMANCE GRAPH

Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of the Company's Common Stock with the cumulative return of the S&P 500 Index and the S&P Computer Storage & Peripherals Index for the period commencing January 1, 1998 and ending December 31, 2002. The information contained in the performance graph shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 as amended (the "Securities Act") or Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

COMPARISON OF 44 MONTH CUMULATIVE TOTAL RETURN*

1200
1000
800
600
400
200
0
DOLLARS
4/26/99
12/99
12/00
12/01
12/02
BRIDGE TECHNOLOGY, INC.
S & P 500
S & P COMPUTER STORAGE & PERIPHERALS

* $100 invested on 4/26/99 in stock or on 3/31/99 in index-including reinvestment of dividends. Fiscal year ending December 31.

Copyright © 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm

Back to Top	14	PROXY STATEMENT

PROPOSAL NO. 2

AMENDMENT OF BRIDGE’S AMENDED CERTIFICATE OF

INCORPORATION TO EFFECT A 1:4 REVERSE STOCK SPLIT

Overview

Our Board of Directors has unanimously approved a proposal to amend our certificate of incorporation to effect a reverse stock split of all outstanding shares of our common stock at an exchange ratio of one-to-four. The Board has recommended that this proposal be presented to our stockholders for approval. You are now being asked to vote upon an amendment to our articles of incorporation to effect this reverse stock split whereby a number of outstanding shares of our common stock consisting only of whole shares, will be combined into one share of our common stock.. Pending stockholder approval, the Board will have the sole discretion to elect, as it determines to be in the best interests of the Company and its stockholders, whether or not to effect a reverse stock split, at any time before the first anniversary of this special meeting of stockholders.

The text of the forms of proposed amendments to our articles of incorporation is attached to this proxy statement as Appendix A. By approving these amendments, stockholders will approve an amendment to our articles of incorporation pursuant to which each four (4) shares of our common stock would be combined into one share of our common stock. The Board may also elect not to do any reverse split.

If approved by the stockholders and following such approval the Board determines that effecting a reverse stock split is in the best interests of the Company and its stockholders, the reverse stock split will become effective upon filing one such amendment with the Secretary of State of the State of Nevada. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our outstanding common stock immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split. The par value of our common stock would remain unchanged at $0.001 per share. The amendment would not change the number of authorized shares of common stock.

Reasons for the Reverse Split

The Board believes that a reverse stock split may be desirable for a number of reasons. The Board believes that a reverse stock split may allow us to avoid having our common stock delisted from the Nasdaq SmallCap Market. The Board further believes that a reverse stock split could improve the marketability and liquidity of our common stock. Our common stock is quoted on the Nasdaq SmallCap Market. In order for our common stock to continue to be quoted on the Nasdaq SmallCap Market, we must satisfy certain listing maintenance standards established by Nasdaq. Among other things, if the closing bid price of our common stock is under $1.00 per share for 30 consecutive trading days and does not thereafter reach $1.00 per share or higher for a minimum of ten consecutive trading days during the 180 calendar days following notification by Nasdaq, Nasdaq may delist our common stock from trading on the Nasdaq SmallCap Market. If our common stock was to be delisted, and our common stock does not qualify for trading on the Nasdaq SmallCap Market, our common stock would trade on the OTC Bulletin Board or in the "pink sheets" maintained by the National Quotation Bureau, Inc. Such alternative markets are generally considered to be less efficient than, and not as broad as, the Nasdaq SmallCap Market.

On August 4, 2003, we received a letter from Nasdaq advising us that our common stock has been delisted for failure to file the 10K for the year ended December 31, 2002 and 10 Q’s for the first and second quarters of 2003 and for failure to issue a proxy statement, annual report and schedule the Annual Meeting. These deficiencies are currently being corrected.

In addition, Nasdaq has advised us that our common stock has not met Nasdaq’s minimum bid price requirement for 30 consecutive trading days. With our stock trading in the $0.50 area before delisting we have taken the Nasdaq Panel’s recommendation to reverse split our stock 1 for 4. This proposal is to be considered at the Annual Meeting.

We have requested a hearing before the Nasdaq Counsel to seek reinstatement on the Nasdaq Small Cap Market. A date for this hearing has not been set.

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The Board expects that a reverse stock split of our common stock will increase the market price of our common stock so that we are able to maintain compliance with the Nasdaq minimum bid price listing standard. However, the effect of a reverse split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar stock split combinations for companies in like circumstances is varied. It is possible that the per share price of our common stock after the reverse split will not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the reverse stock split, and there can be no assurance that the market price per post-reverse split share will either exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time. The market price of our common stock is based also on other factors which are unrelated to the number of shares outstanding, including our future performance. In addition, there can be no assurance that we will not be delisted due to a failure to meet other continued listing requirements even if the market price per post-reverse split share of our common stock remains in excess of $1.00. Notwithstanding the foregoing, the Board believes that the proposed reverse stock split will result in the market price of our common stock rising to the level necessary to satisfy the $1.00 minimum bid price requirement.

The Board also believes that the increased market price of our common stock expected as a result of implementing a reverse stock split will improve the marketability and liquidity of our common stock and will encourage interest and trading in our common stock. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. It should be noted that the liquidity of our common stock may be adversely affected by the proposed reverse split given the reduced number of shares that would be outstanding after the reverse stock split. The Board is hopeful, however, that the anticipated higher market price will reduce, to some extent, the negative effects on the liquidity and marketability of the Common Stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

Board Discretion to Implement the Reverse Stock Split

If the reverse stock split is approved by our stockholders, it will be effected, if at all, only upon a determination by the Board that a reverse stock split is in the best interests of Bridge and its stockholders. Such determination shall be based upon certain factors, including meeting the listing requirements for the Nasdaq SmallCap Market, existing and expected marketability and liquidity of our common stock, prevailing market conditions and the likely effect on the market price of our common stock. Notwithstanding approval of the reverse stock split by the stockholders, the Board may, in its sole discretion, abandon all of the proposed amendments and determine not to effect the reverse stock split.

Certain Risks Associated With the Reverse Stock Split

While our Board believes that our common stock would trade at higher prices after the consummation of the reverse stock split, there can be no assurance that the increase in the trading price will occur, or, if it does occur, that it will equal or exceed the price that is the product of the market price of the common stock prior to the reverse stock split times the selected reverse split ratio. In some cases, the total market capitalization of a company following a reverse stock split is lower, and may be substantially lower, than the total market capitalization before the reverse stock split. In addition, the fewer number of shares that will be available to trade will possibly cause the trading market of the common stock to become less liquid, which could have an adverse effect on the price of the common stock. We cannot offer any assurance that our common stock will meet the Nasdaq SmallCap Market continued listing requirements following the reverse stock split. The market price of our common stock is based on our performance and other factors, some of which may be unrelated to the number of our shares outstanding. In addition, there can be no assurance that the reverse stock split will result in a per share price that will attract brokers and investors who do not trade in lower priced stock.

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Effects of the Reverse Stock Split

After the effective date of the proposed reverse stock split, each stockholder will own a reduced number of shares of our common stock. However, the proposed reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in us, except to the extent that the reverse split results in any of our stockholders owning a fractional share as described below. Proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by the proposed reverse stock split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of common stock immediately prior to the reverse stock split would continue to hold 2% of the voting power of the outstanding shares of common stock immediately after the reverse stock split. The number of stockholders of record will not be affected by the proposed reverse stock split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the proposed reverse stock split).

Although the proposed reverse stock split will not affect the rights of stockholders or any stockholder’s proportionate equity interest in Bridge (subject to the treatment of fractional shares), the number of authorized shares of common stock will not be reduced. This will increase significantly the ability of the Board to issue authorized and unissued shares without further stockholder action, except as otherwise required by Bridge’s charter documents or applicable law or regulation. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of common stock. The effective increase in the number of authorized but unissued shares of common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of our certificate of incorporation or bylaws. Except pursuant to our stock incentive plans, outstanding warrants and for other general corporate purposes, no plans, proposals or arrangements are currently contemplated that would involve the issuance of additional shares.

The proposed reverse stock split will reduce the number of shares of common stock available for issuance under certain outstanding stock options and warrants to purchase shares of our common stock. Under the terms of the outstanding stock options and warrants, the proposed reverse stock split will effect a reduction in the number of shares of common stock issuable upon exercise of such stock options and warrants in proportion to the exchange ratio of the reverse stock split and will effect a proportionate increase in the exercise price of such outstanding stock options and warrants. In connection with the proposed reverse stock split, the number of shares of common stock issuable upon exercise or conversion of outstanding stock options and warrants will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding.

The following table illustrates approximately the effect of the reverse stock split on Bridge’s common stock based on the outstanding shares as of October 1, 2003:

	Before Split	After Split

Number of Shares Issued and Outstanding	12,148,110	3,037,027
Number of Shares Issuable through Exercise of Stock Options	-0-	-0-
Number of Shares Issuable through Exercise of Warrants	1,612,000	403,000

If the proposed reverse stock split is implemented, it will increase the number of stockholders of Bridge who own "odd lots" of less than 100 shares of our common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock. Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect the registration of the common stock under the Exchange Act. If the proposed reverse stock split is implemented, our common stock will continue to be reported on the Nasdaq SmallCap Market under the symbol "BRDG" (although Nasdaq would likely add the letter "D" to the end of the trading symbol for a period of 20 trading days to indicate that the reverse stock split has occurred).

The proposed reverse stock split will not affect the par value of our common stock. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to the common stock will be reduced in proportion to the exchange ratio selected by the Board in the manner described above, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of our common stock outstanding.

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Effective Date

The proposed reverse stock split would become effective as of 5:00 p.m. Eastern time on the date of filing of a certificate of amendment to our certificate of incorporation with the office of the Secretary of State of the State of Nevada. Except as explained below with respect to fractional shares, on the effective date, shares of common stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with reverse stock split ratio determined by the Board within the limits set forth in this proposal.

Payment for Fractional Shares

No fractional shares of common stock will be issued as a result of the proposed reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares, upon surrender to the exchange agent of such certificates representing such fractional shares, will be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the closing sales price of our common stock on the effective date as reported on the Nasdaq SmallCap Market by (ii) the number of shares of our common stock held by such stockholder that would otherwise have been exchanged for such fractional share interest.

Exchange of Stock Certificates

As soon as practicable after the effective date, stockholders will be notified that the reverse split has been effected. Our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. We refer to such person as the "exchange agent." Holders of pre-reverse split shares will be asked to surrender to the exchange agent certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Stockholders should not destroy any stock certificate and should not submit any certificates until requested to do so.

Accounting Consequences

The par value per share of our common stock would remain unchanged at $0.001 per share after the reverse stock split. As a result, on the effective date of the reverse split, the stated capital on our balance sheet attributable to the common stock will be reduced proportionally, based on the exchange ratio of the reverse stock split, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of our common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

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No Appraisal Rights

Under Nevada corporate law, our stockholders are not entitled to dissenter’s rights with respect to our proposed amendments to our charter to effect the reverse split and we will not independently provide our stockholders with any such right.

Material Federal U.S. Income Tax Consequences of the Reverse Stock Split

The following is a summary of important tax considerations of the proposed reverse stock split. It addresses only stockholders who hold the pre-reverse split shares and post-reverse split shares as capital assets. It does not purport to be complete and does not address stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign stockholders, stockholders who hold the pre-reverse split shares as part of a straddle, hedge, or conversion transaction, stockholders who hold the pre-reverse split shares as qualified small business stock within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended (the "Code"), stockholders who are subject to the alternative minimum tax provisions of the Code, and stockholders who acquired their pre-reverse split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign, and other laws. Furthermore, we have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reverse stock split. Each stockholder is advised to consult his or her tax advisor as to his or her own situation.

The reverse stock split is intended to constitute reorganization within the meaning of Section 368 of the Code. Assuming the reverse split qualifies as reorganization, a stockholder generally will not recognize gain or loss on the reverse stock split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-reverse split shares. The aggregate tax basis of the post-reverse split shares received will be equal to the aggregate tax basis of the pre-reverse split shares exchanged therefor (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-reverse split shares received will include the holding period of the pre-reverse split shares exchanged. The tax treatment of cash received in lieu of fractional shares will vary, depending on the circumstances of the holder. No gain or loss will be recognized by the Company as a result of the reverse stock split.

Required Vote and Recommendation

Ratification of the reverse stock split would require the affirmative vote of the holders of a majority of shares of Common Stock present or represented and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present. Abstentions and broker non-votes, however, will not be counted either in favor of or against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2,
THE AMENDMENT OF BRIDGE’S AMENDED CERTIFICATE OF
INCORPORATION TO EFFECT A 1:4 REVERSE STOCK SPLIT

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PROPOSAL 3

APPROVAL OF THE 2003 RESTRICTED STOCK PLAN

General

At the Annual Meeting, the stockholders are being asked to ratify the Company’s 2003 Restricted Stock Plan (the "2003 Restricted Stock Plan"), in order to provide for the issuance of up to 1,000,000 restricted shares of Common Stock to officers, employees, directors and consultants of the Company. The text of the proposed plan is set out in Appendix C.

The 2003 Restricted Stock Plan is structured to allow the Board of Directors, the Compensation Committee or other authorized committee designated by the Board of Directors broad discretion in determining the participants and the extent of their participation in the 2003 Restricted Stock Plan for the purposes of attracting, retaining and motivating the best available talent for the successful conduct of the Company’s business.

Summary of the 2003 Restricted Stock Plan

The essential features of the 2003 Restricted Stock Plan are outlined below.

Purpose

The purposes of the 2003 Restricted Stock Plan are to advance the interests of the Company and its stockholders by providing significant incentives to selected officers, employees, directors and consultants of the Company who contribute and are expected to contribute to the success of the Company.

Eligibility

Key officers, employees, directors and consultants whom the Board of Directors, the Compensation Committee or other committees designated by the Board of Directors to administer the 2003 Restricted Stock Plan deems to be of special importance to the growth and success of the Company are eligible participants in the plan.

Administration

The 2003 Restricted Stock Plan is administered by the Board of Directors, the Compensation Committee or such other committee (which are collectively referred to herein as the "Committee") as may be appointed by the Board of Directors of the Company, which committee shall consist of not less than two members, all of whom are members of the Board of Directors. The Committee shall have full and final authority (i) to interpret the 2003 Restricted Stock Plan and option agreements promulgated thereunder; (ii) establish rules and regulations concerning the 2003 Restricted Stock Plan; (iii) make all determinations necessary or advisable for the administration of the 2003 Restricted Stock Plan; and (iv) correct defects or inconsistencies between any option agreements and the 2003 Restricted Stock Plan. Committee members receive no additional compensation for their services in connection with the 2003 Restricted Stock Plan. See "Election of Directors - Director Compensation."

Restricted Stock

The 2003 Restricted Stock Plan permits the granting of restricted shares of the Common Stock of the Company. The shares will be issued as "restricted stock" within the meaning of Rule 144 of the Securities Act of 1933, as amended. The Committee shall have the discretion to determine what terms and conditions shall apply, including the imposition of a vesting schedule.

Under the 2003 Restricted Stock Plan, in the event of termination of an recipient’s employment other than for cause, all restricted shares shall vest.

Stock granted pursuant to the 2003 Restricted Stock Plan become immediately vested without any further action upon the occurrence of a "change of control" as that term is defined in the plan.

The granting of stock under the 2003 Restricted Stock Plan by the Committee is subjective and is dependent upon, among other things, an officer’s, employees, directors and consultant’s individual performance. Therefore, future restricted stock grants to executive officers, employees, directors and consultants under the 2003 Restricted Stock Plan are not determinable. See "Participation in the 2003 Restricted Stock Plan" below.

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Adjustments for Stock Dividends, Mergers and Other Events

The Committee is authorized to make appropriate adjustments in connection with outstanding awards under the 2003 Restricted Stock Plan to reflect stock dividends, stock splits and similar events.

Amendment and Termination

The Board may amend, alter, or discontinue the 2003 Restricted Stock Plan at any time, but such amendment, alteration or discontinuation shall not adversely affect any grant then outstanding without the participant’s consent.

Subject to the specific terms of the 2003 Restricted Stock Plan described above, the Committee may accelerate any award or waive any conditions or restrictions pertaining to such award at any time.

In addition, no amendment which (i) increases the aggregate number of shares of Common Stock which may be issued pursuant to the 2003 Restricted Stock Plan, (ii) extends the period during which restricted stock may be granted pursuant to the 2003 Restricted Stock Plan, (iii) changes the class of individuals eligible to be restricted stock, (iv) materially increases the benefits provided by the 2003 Restricted Stock Plan, or (v) has the effect of any of the above, shall be effective unless and until the same is approved by the affirmative vote of the holders of a majority of the outstanding shares of the Company’s voting stock, either in person or by proxy, in accordance with the applicable provisions of the charter and bylaws of the Company and applicable State law.

Certain United States Federal Income Tax Information

The following is only a brief summary of the effect of federal income taxation upon the recipient and the Company under the 2003 Restricted Stock Plan based upon the Code. This summary does not purport to be complete and does not discuss the income tax laws of any municipality, state or country outside the United States in which an optionee may reside.

A recipient will not recognize any taxable income at the time he or she is granted shares of restricted stock, until such time as the shares are vested. At that time, the recipient will recognize ordinary income measured by the then fair market value of the shares. Upon resale of such shares by the recipient, any difference between the sales price and the grant price, may be treated as capital gain (or loss). The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the recipient.

A recipient may make an election under Internal Revenue Service Sec. 83(b) which election allows the recipient of nonvested Common Stock who received such property in return for services performed to value and include in gross income the excess of fair market value of such Common Stock, at the date of transfer, over the amount paid. The recipient can make this election even if such recipient has paid full value for the Common Stock. If the property is subsequently forfeited, the only loss allowable as a deduction is the amount paid for the Common Stock, not any amounts previously included in gross income by virtue of the election. The election must be made within 30 days of the receipt of the Common Stock.

Participation in the 2003 Restricted Stock Plan

The grant of restricted stock under the 2003 Restricted Stock Plan to officers, employees, directors and consultants is subject to the discretion of the Committee. As of the date of this proxy statement, there have been no grants of awards. Future awards are not determinable. All officers, employees and directors, and certain consultants, are eligible to participate in the 2003 Restricted Stock Plan.

Required Vote and Recommendation

Ratification of the 2003 Restricted Stock Plan would require the affirmative vote of the holders of a majority of shares of Common Stock present or represented and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present. Abstentions and broker non-votes, however, will not be counted either in favor of or against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3, THE ADOPTION OF THE 2003 RESTRICTED STOCK PLAN

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PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

On June 27, 2003, we dismissed BDO Seidman LLP as our independent auditors and engaged the services of BDO McCabe Lo & Co. (Hong Kong) as our new independent auditors for the fiscal year ending December 31, 2002. The Audit Committee recommended, and the Board of Directors approved, the dismissal of BDO Seidman LLP and the appointment of BDO McCabe Lo & Co. (Hong Kong).

During our three fiscal years ended December 31, 2000, December 31, 2001 and December 31, 2002 respectively, and the subsequent interim period through September 30, 2003, there were no disagreements between us and BDO Seidman LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to BDO Seidman LLP’s satisfaction, would have caused BDO Seidman LLP to make reference to the subject matter of the disagreement in connection with its reports; and there were no reportable events described under Item 304(a)(1)(v) of Regulation S-K.

The audit reports of BDO Seidman LLP on our consolidated financial statements as of and for the fiscal years ended December 31, 2001 and December 31, 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During our two fiscal years ended December 31, 2002 and December 31, 2001 and through the date of this current report, we did not consult with BDO McCabe Lo & Co. (Hong Kong) with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matter or reportable events as set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The Board of Directors has selected BDO McCabe Lo & Co. (Hong Kong) to audit our financial statements for the fiscal year ending December 31, 2002. The decision of the Board of Directors to appoint BDO McCabe Lo & Co. (Hong Kong) was based on the recommendation of the Audit Committee. Before making its recommendation to the Board of Directors, the Audit Committee carefully considered that firm’s qualities as independent auditors. This included a review of the qualifications of the engagement team, the quality control procedures the firm has establish, and any issues raised by the most recent quality control review of the firm; as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters required to be considered under the SEC’s Rules on Auditor Independence, including the nature and extent of non-audit services, to ensure that they will not impair the independence of the accountants. The Audit Committee expressed its satisfaction with BDO McCabe Lo & Co. (Hong Kong) in all these respects.

Although ratification by stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding its selection, the Board of Directors, in its discretion, may appoint new independent auditors at any time during the year if the Board believes that such a change would be in the best interest of Bridge Technology, Inc. and its stockholders. If the stockholders do not ratify the appointment of BDO McCabe Lo & Co. (Hong Kong), the Board may reconsider its selection.

The Audit Committee has established rules governing our use of BDO McCabe Lo & Co. (Hong Kong) for non-audit services. The Audit Committee has determined that the accounting advice and tax services provided by BDO McCabe Lo & Co. (Hong Kong) are compatible with maintaining their independence.

The Board unanimously recommends that stockholders vote "FOR" the ratification of BDO McCabe Lo & Co. (Hong Kong) as our independent auditors for the fiscal year ending December 31, 2002.

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Required Vote and Recommendation

Ratification of BDO McCabe Lo & Co. (Hong Kong) as the Company’s auditors requires the affirmative vote of the holders of a majority of shares of Common Stock present or represented and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present. Abstentions and broker non-votes, however, will not be counted either in favor of or against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 4, THE RATIFICATION OF INDEPENDENT AUDITORS.

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AUDITOR FEE DISCLOSURE

Audit Fees

The Audit fees for actual auditing services provided by BDO Seidman for the year 2000 and 2001, exclusive of tax work, were $141,080 and $173,800 respectfully.

We anticipate that the aggregate fees to be billed by BDO McCabe Lo & Co. (Hong Kong) and by BDO Seidman, LLP, the prior auditor, for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2002 will be as follows: BDO Seidman, LLP, $33,000 and BDO McCabe Lo & Co., $72,000, which would include fees to BDO Seidman, LLP, for auditing the U.S. operations.

Financial Information Systems Design and Implementation Fees

The aggregate fees billed by BDO McCabe Lo & Co. (Hong Kong) or BDO Seidman for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal years ended December 31, 2000, December 31, 2001 and December 31, 2002 were zero.

All Other Fees

The aggregate fees billed by the prior auditor, BDO SEIDMAN LLP, for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended December 31, 2000 and 2001 were $41,775 and $51,380 respectfully and $0 for 2002.

Leased Employees

The Company’s prior auditor, BDO SEIDMAN LLP, did not employ any leased employees or outside consultants to work on the Company’s audit for the fiscal years ended December 31, 2000, December 31, 2001 and December 31, 2002.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors, executive Officers, and stockholders holding more than 10% of our outstanding common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in beneficial ownership of our common stock. Executive Officers, Directors and greater-than-10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on review of the copies of such reports furnished to us for the period ended December 31, 2002, all Section 16(a) reports required to be filed by our executive Officers, Directors and greater-than-10% stockholders were filed on a timely basis.

OTHER MATTERS

The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS
Dated: October 20, 2003

Bridge Technology, Inc.	__________________________________
12601 Monarch Street	John T. Gauthier
Garden Grove, California	Secretary

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APPENDIX A

BRIDGE TECHNOLOGY, INC.

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

This Amended and Restated Audit Committee Charter was adopted by the Board of Directors (the "Board") of Bridge Technology, Inc. (the "Company") on July 24, 2003 and governs the operations of the Audit Committee of the Board.

I. General Purpose and Authority; Role of Management and Auditors

The general purpose of the Audit Committee (the "Committee") is to assist the Board in fulfilling its responsibility to oversee management regarding: (i) the conduct of the Company’s financial reporting process and the integrity of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof; (ii) the functioning of the Company’s systems of internal accounting and financial controls; (iii) the engagement, compensation, performance, qualifications and independence of the Company’s outside auditors, their conduct of the annual independent audit of the Company’s financial statements, and their engagement for all other services; and (iv) the portions of the Company’s code of business conduct and ethics that relate to the integrity of the Company’s financial reporting. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "SEC") to be included in the Company’s annual proxy statement.

In discharging its oversight role, the Committee encourages free and open communication among the Committee, the Company’s outside auditors, and management, and is empowered to investigate any matter brought to its attention with all requisite access to all books, records, facilities and personnel of the Company and to the Company’s auditors and outside legal counsel. The Committee has the power to retain separate outside counsel, auditors or other experts or advisors, different from the Company’s regular outside counsel, auditors and other experts and advisors, and will receive adequate funding from the Company to engage such counsel, auditors, experts and advisors. The Committee shall have the sole authority to retain, compensate, terminate and oversee the Company’s outside auditors and the outside auditors are ultimately accountable to the Committee. In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s Bylaws and applicable laws and regulations.

Management is responsible for preparing the Company’s financial statements and for their accuracy and the Company’s outside auditors are responsible for auditing those financial statements. While the Committee has certain authority and oversight responsibilities under this Charter, it is not the responsibility of the Committee to plan or conduct audits. In the absence of their possession of reason to believe that such reliance is unwarranted, the members of the Committee may rely without independent verification on the information provided to them and on the representations made by the Company’s management and the Company’s outside auditors. Accordingly, the Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee’s authority and oversight responsibilities do not assure that the audits of the Company’s financial statements have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s outside auditors are in fact "independent."

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II. Committee Membership

The Committee shall consist of not less than three members of the Board, each of whom shall be independent" in accordance with applicable SEC rules and Nasdaq SmallCap listing requirements, and to that end Committee members shall not receive any compensation from the Company except for service as directors or committee members. All members shall meet the financial literacy requirements of the Nasdaq SmallCap Market and at least one member shall be an "audit committee financial expert" as such term is defined in applicable SEC rules. The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall continue to be members until their successors are elected and qualified or until their earlier retirement, resignation or removal. Any member may be removed, with or without cause, by the Board at any time. It is expected that Committee members will rotate off the Committee, on a staggered basis, after not more than six years of service on the Committee. Former committee members will be eligible to rejoin the Committee after a reasonable rotation period but, in the absence of special circumstances, it will be generally expected that Committee members will not serve more than six years in any eight-year period. Unless a chair is elected by the full Board, the members of the Committee may designate a chair by majority vote of the full Committee. The Chairman of the Committee may serve as Chairman for not more than six consecutive years.

III. Committee Meetings

The Committee shall meet as often as may be deemed necessary or appropriate, generally at least four times annually, or more frequently as circumstances dictate. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary. As part of its role to foster free and open communication and to discharge its oversight role, the Committee should meet at least quarterly with management and the Company’s outside auditors and, if necessary, in separate executive sessions with only the auditors and Committee members present, or with only management and Committee members present, or with only Committee members present, to discuss any matters that the Committee believes should be discussed privately. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including but not limited to, any non-management director who is not a member of the Committee.

IV. Key Responsibilities

The Committee’s role is one of oversight. The Company’s management is responsible for preparing the Company’s financial statements and the Company’s outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the Company’s outside auditors, have more time, knowledge and more detailed information concerning the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to work of the Company’s outside auditors. Further, auditing literature, particularly Statement of Auditing Standards No. 71, defines the term "review" to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term "review" as applied to the Committee in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

The following functions and responsibilities are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances. The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible to best react to changing conditions and circumstances, and that the Committee should take appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices and ethical behavior.

To fulfill its purpose the Committee shall:

1.	Have the direct responsibility for the appointment, evaluation, compensation, retention and oversight of the work of the Company’s outside auditors and, where appropriate, the dismissal of the Company’s outside auditors. The Company’s outside auditors shall report directly to the Committee, and the Committee’s responsibility includes the resolution of disagreements between management and the outside auditors regarding financial reporting.

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2.	Report its findings regularly to the Board of Directors, including any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, and the performance and independence of the Company’s outside auditors.

3.	Consider and pre-approve all auditing and non-audit services provided by the Company’s outside auditors. All non-audit services permitted pursuant to law to be provided by the outside auditors must be considered and pre-approved by the Committee and such approvals must be disclosed in the Company’s applicable periodic public filings. The Committee may delegate the authority to grant pre-approvals to one or more members of the Committee, whose decisions must be presented to the full Committee at its scheduled meetings.

4.	Consider and review with the Company’s outside auditors and management: (i) the adequacy and effectiveness of the Company’s disclosure controls and procedures and internal controls; (ii) all significant deficiencies in the design or operation of the Company’s internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; (iii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls; (iv) the adequacy and effectiveness of those portions of the Company’s code of business conduct and ethics that relate to the integrity of the Company’s financial reporting; and (v) the related findings and recommendations of the Company’s outside auditors together with management’s responses.

5.	Consider and review with management, the Chief Financial Officer and/or the Controller, and the Company’s outside auditors: (i) significant findings during the year, including the status of previous audit recommendations; (ii) any audit problems or difficulties encountered in the course of audit work including any restrictions on the scope of activities or access to required information; (iii) any changes required in the planned scope of the audit plan; (iv) the overall scope and plans for the audit (including the audit budget and the adequacy of compensation and staffing); and (v) the coordination of audit efforts to monitor completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

6.	Inquire of management, the Chief Financial Officer and/or the Controller and the Company’s outside auditors about significant risks or exposures and assess the steps management has taken to minimize such risks. Discuss with management, the Chief Financial Officer and/or the Controller and the Company’s outside auditors the Company’s systems and policies with respect to risk monitoring, assessment and management.

7.	Establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

8.	Inquire about the Company’s outside auditors’ view of the accounting treatment related to significant new transactions or other significant matters or events not in the ordinary course of business.

9.	Review periodically with the Company’s General Counsel any legal and regulatory matters that may have a material impact on the Company’s financial statement compliance policies and programs.

10.	Review periodically with senior management the provisions of the Company’s code of business conduct and ethics (including the Company’s policies and procedures with regard to trading by Company personnel in securities of the Company and use in trading of proprietary or confidential information) bearing on the integrity of financial reporting including any waivers provided under such code since the last review.

11.	Review and discuss with management and the Company’s outside auditors the accounting policies that may be viewed as critical, and review and discuss any significant changes in the accounting policies of the Company and any accounting and financial reporting proposals that may have a significant impact on the Company’s financial reports. Inquire about the Company’s outside auditors’ views about management’s choices among alternative accounting principles and the quality, not just the acceptability, of the Company’s accounting principles as applied in its financial reporting.

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12.	The Committee shall review and discuss with management and the independent auditors any material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with entities of which the Committee is made aware whose accounts are not consolidated in the financial statements of the Company and that may have a material current or future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenues or expenses.

13.	The Committee shall review, discuss with management and the Company’s outside auditors and approve any transactions or courses of dealing with related parties (e.g., including significant shareholders of the Company, directors, corporate officers or other members of senior management or their family members) that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties.

14.	Prior to any public disclosure thereof, the members of the Committee shall review and discuss (or otherwise have the opportunity to comment on) earnings press releases, as well as financial information and earnings guidance provided to analysts.

15.	Review with the independent auditors (i) all of their significant findings during the year, including the status of previous audit recommendations, (ii) any significant unadjusted audit differences, and (iii) any "management" or "internal control" letter issued by the independent auditors to the Company.

16.	(a) Review the Company’s financial statements, and, as part of that review, (i) review with management and the independent auditors, prior to public release, (A) the Company’s annual and quarterly financial statements to be filed with the SEC, (B) the Company’s disclosures under "Management’s Discussion and Analysis of Financial Condition and Results of Operations," (C) any certifications regarding the financial statements or the Company’s internal accounting and financial controls and procedures and disclosure controls or procedures by the Company’s CEO or CFO that will be filed with or furnished to the SEC; and (ii) discuss with the independent auditors the matters that the independent auditors inform the Committee are required to be discussed under applicable auditing standards; (b) with respect to the independent auditors’ annual audit report and certification, before release of the annual audited financial statements, meet separately with the independent auditors without any management member present and discuss the adequacy of the Company’s system of internal accounting and financial controls and the appropriateness of the accounting principles used in and the judgments made in the preparation of the Company’s audited financial statements and the quality of the Company’s financial reports; and (c) make a recommendation to the Board of Directors regarding the inclusion of the audited annual financial statements in the Company’s Annual Report on Form 10-K to be filed with the SEC.

17.	Periodically obtain and review a report by the Company’s outside auditors describing: (i) the firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the Company and its outside auditors (to be set out in the formal written statement described in Item 18 below).

18.	On an annual basis, request from the Company’s outside auditors a formal written statement delineating all relationships between the outside auditors and the Company, consistent with Independence Standards Board Standard No. 1. The Committee shall actively engage in a dialogue with the Company’s management and outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditors from management and the Company and take appropriate action in response to the outside auditors’ report to satisfy itself of the outside auditors’ objectivity and independence. The Committee shall also (i) confirm with the independent auditors that the independent auditors are in compliance with the partner rotation requirements established by the SEC, (ii) consider whether, in the interest of assuring continuing independence of the Company’s outside auditors, the Company should regularly rotate its outside auditors; (iii) set clear policies for the Company’s hiring of employees or former employees of the Company’s outside auditors; and (iv) if applicable, consider whether the independent auditors’ provision of any permitted non-audit services to the Company is compatible with maintaining the independence of the independent auditors.

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19.	Prepare a report to be included in the Company’s annual proxy statement stating whether or not the Committee (i) has reviewed and discussed the audited financial statements with management; (ii) has discussed with the Company’s outside auditors the matters (if any) that the Company’s outside auditors have informed the Committee are required to be discussed under applicable auditing standards; (iii) has received the written disclosure and letter from the outside accountants (delineating all relationships they have with the Company) and has discussed with them their independence; and (iv) based on the review and discussions referred to above, the members of the Committee recommended to the Board that the audited financials be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

20.	Conduct an annual self-evaluation of the performance of the Committee, including its effectiveness and compliance with its Charter.

21.	Review and reassess, at least annually, the adequacy of this Charter and submit any recommended changes to the Board for its consideration.

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APPENDIX B

CERTIFICATE OF AMENDMENT

OF ARTICLES OF INCORPORATION

OF BRIDGE TECHNOLOGY, INC.

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

The undersigned being the Secretary of Bridge Technology, Inc., a Nevada Corporation, hereby certifies that pursuant to Unanimous Written Consent of the Board of Directors of said Corporation on April 22, 2003 and approved by the shareholders at the annual meeting held on November 10, 2003, it was voted that this Certificate of Amendment of Articles of Incorporation authorizing a reverse stock split of the Corporation's stock at a ratio of 1-for-4, be filed. The effective date for this reverse stock split will be Monday, November 10, 2003.

The undersigned further certifies that ARTICLE III of the Articles of Incorporation, originally filed on April 21, 1997, and as amended, are amended to read as follows: ARTICLE "III" is hereby amended to read as follows: This Corporation is authorized to issue two classes of shares of stock to be designated as "Common Stock" and "Preferred Stock".

The total number of shares of Common Stock which this Corporation is authorized to issue is One Hundred Million (100,000,000) shares, par value $0.01. The total number of shares of Preferred Stock which this Corporation is authorized to issue is Two Million Five Hundred Thousand (2,500,000) shares, par value $0.01. Effective November 10, 2003, the issued and outstanding shares of common stock of Bridge Technology, Inc. shall be subject to a 1-for-4 reverse stock split. The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board of Directors") is expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a "Preferred Stock Designation") and as may be permitted by the General Corporation Law of the State of Nevada. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series."

The undersigned hereby certifies that he has on this 10th day of November , 2003 executed this Certificate amending the Articles of Incorporation heretofore filed with the Secretary of State of Nevada.

________________________________________
John T. Gauthier, Secretary

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APPENDIX C

BRIDGE TECHNOLOGY, INC. 2003 Restricted Stock Plan

1. Purpose.

The purpose of the Bridge Technology, Inc. (the "Company") 2003 Restricted Stock Plan (the "Plan") is to promote the long-term growth of the Company by making awards of Common Stock to officers, key employees, directors and consultants of the Company or its Subsidiaries.

2. Definitions.

The following definitions are applicable to this Plan:

Board of Directors means the Board of Directors of the Company.

Cause means willful misconduct by the Participant in the performance of his duties with the Company or its Subsidiaries.

Committee means the Committee referred to in Section 3 hereof.

Common Stock means the Common Stock of the Company.

Participant means any key officer, employee, director or consultant of the Company or its Subsidiaries who is selected by the Committee to participate in the Plan.

Permanent Disability means the inability to perform the services required by a Participant’s employment with the Company and its Subsidiaries, or service as a director, due to physical or mental disability which continues for ninety-one (91) consecutive days in any period of twelve (12) months.

Restricted Period means the period of time during which Restricted Stock is subject to the restrictions referred to in Section 5(a) hereof.

Restricted Stock means Common Stock which has been awarded to a Participant subject to the restrictions referred to in Section 5(a) hereof, so long as such restrictions are in effect.

Subsidiary means any corporation of which the Company owns, directly or indirectly, stock having a majority of the total combined voting power of all classes of stock in such corporation.

3. Administration.

The Plan shall be administered under the direction of a Compensation Committee of the Board of Directors (the "Committee") consisting of two or more directors who are Non-Employee Directors as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee shall have sole and complete authority to (i) select the Participants; (ii) determine the number of shares of Common Stock to be awarded to each of the Participants and the terms and conditions on which such awards will be made; (iii) establish from time to time regulations for the administration of the Plan; (iv) interpret the Plan, and (v) make all determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations by the Committee shall be final and binding on all Participants.

4. Eligibility.

The Committee shall, from time to time, select Participants from those key officers, employees and directors of the Company and its Subsidiaries, and certain consultants, who, in the opinion of the Committee, have the capacity for contributing to the success and growth of the Company and its Subsidiaries. No officer, employee or director of the Company or its Subsidiaries, or consultants, shall have a right to be selected as a Participant.

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5. Terms and Conditions of Awards.

All shares of Common Stock awarded under the Plan shall be subject to the following terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as shall be prescribed by the Committee in its sole discretion.

(a) At the time of an award of Restricted Stock, the Committee shall establish for each Participant one or more Restricted Periods during which shares of Common Stock awarded under the Plan may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, except as hereinafter provided in Section 5(b); provided, however, that the Committee may, in its discretion, accelerate any such Restricted Period with respect to outstanding awards of Restricted Stock. Except for such restrictions, the Participant as owner of Restricted Stock shall have all the rights of a stockholder including but not limited to the right to receive all dividends paid on such shares and the right to vote such shares.

(b) Upon the death, retirement or Permanent Disability of a Participant, upon the involuntary termination by the Company or any Subsidiary for reasons other than Cause, or upon the sale of assets of the Company or the merger or consolidation of the Company with another corporation ("Change of Control") and the terms of such sale, merger or consolidation do not entitle the Participant to shares of the purchasing, surviving or resulting corporation, all of such shares shall be free of such restrictions.

If a Participant ceases to be an employee of the Company or its Subsidiaries for any other reason, then all unvested shares of Restricted Stock therefore awarded to him, shall upon such termination of employment be forfeited and returned to the Company and available for award to another Participant.

(c) Each certificate issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and deposited by him, together with a stock power endorsed in blank, with the Company and shall bear the following (or similar) legend:

The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including, in certain circumstances, forfeiture) contained in the Bridge Technology, Inc. 2003 Restricted Stock Plan and an Agreement entered into between the registered owner and the Company. A copy of such Plan and Agreement is on file in the office of the Company, 12601 Monarch Street, Garden Grove, California (attn: Finance Department).

If not then registered under the Securities Act of 1933 (the "Act"), each certificate issued in respect of Restricted Stock awarded under the Plan shall bear the following (or a similar) additional legend:

The shares represented by this certificate have not been registered under the Securities Act of 1933, and such shares may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered unless registered under such Securities Act, or unless, in the opinion of counsel for the Company, an exemption is available from registration.

(d) An award of Restricted Stock shall not be effective unless the Participant enters into an Agreement with the Company in a form specified by the Committee agreeing to the terms, conditions and restrictions of the award and such other matters as the Committee shall in its sole discretion determine. Subject to Section 9(a), such terms, conditions and restrictions may be modified by the Committee.

(e) At the expiration of a Restricted Period, the Company shall deliver to the Participant (or his legal representatives, beneficiaries or heirs) the certificates of Common Stock deposited with it pursuant to Section 5(c) for which such Restricted Period has terminated.

6. Stock Subject to the Plan.

Restricted Stock shall be shares of Common Stock and will be authorized but unissued shares or shares acquired by the Company and held in its treasury. Subject to adjustment in the number and kind of shares as provided in Section 7 hereof, 1,000,000 shares of Common Stock shall be reserved for award under the Plan.

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7. Changes In Capitalization.

The aggregate number of shares of Common Stock which may be awarded under the Plan as provided in Section 6 hereof, shall be appropriately adjusted for any increase or decrease in the total number of shares of the Company’s Common Stock resulting from a division or combination of shares or other capital adjustment; or resulting from the payment of a stock dividend, or other increase or decrease in such shares by the Company.

8. Officer, Employee, Director and Consultant Rights under the Plan.

No officer, employee, director, consultant or other person shall have any right to be awarded Common Stock under the Plan. Neither the Plan nor any action taken thereunder shall be construed as giving any officer, employee, director or consultant any right to be retained in the employ of the Company or its Subsidiaries, or as a director.

9. Amendment or Termination.

(a) The Board of Directors may amend the Plan from time to time in such respects as the Board of Directors may deem advisable, provided that no change may be made in any award theretofore granted which would impair the rights of a Participant, without consent of the Participant, and provided further, that without the approval of the Company’s stockholders, no amendment may be made if such approval would be required by Rule 16b-3 under the Exchange Act for transactions pursuant to the Plan to continue to be exempt thereunder. The Committee may amend Agreements between Participants and the Company from time to time in such respects as the Committee may deem advisable, provided that no change may be made in any award theretofore granted which would impair the rights of a Participant without the consent of the Participant.

(b) The Board of Directors may at any time terminate the Plan. Any such termination of the Plan shall not affect awards already in effect and such awards shall remain in full force and effect as if the Plan had not been terminated.

10. Effective Date and Term of the Plan.

The Plan shall be effective upon adoption by the Board of Directors, subject to approval by majority vote of the stockholders of the Company. No awards may be made under the Plan subsequent to December 31, 2012.

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Bridge Technology, Inc.

This proxy is solicited by the Board of Directors for the
Annual Meeting of Stockholders - November 10, 2003

The undersigned hereby appoints John T. Gauthier and William Willard and each of them, attorneys and proxies, with power of substitution in each of them, to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held on November 10, 2003, and any adjournment thereof, upon matters properly coming before the meeting, as set forth in the Notice of Meeting and Proxy Statement, both of which have been received by the undersigned and upon all such other matters that may properly be brought before the meeting, as to which the undersigned hereby confers discretionary authority to vote upon said proxies. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows:

(SHAREHOLDERS MAY WANT TO REVIEW THE COMPANY’S ANNUAL REPORT BEFORE RESPONDING TO THIS PROXY SOLICITATION)

This proxy when properly executed will be voted in the manner directed herein.
If no direction is made, this proxy will be voted FOR the election of directors below.

1. Election of four directors		THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTORS BELOW.
FOR all nominees listed to the right (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for the nominees listed	NOMINEES John T. Gauthier, Steven L. Werkheiser, Sr., William R. Willard and Yixin (James) Zhu, Ph.D.
☐	☐	(INSTRUCTION: To withhold authority for any particular nominee, strike a line through the nominee’s name in the list above.)

2. Amendment to the Company’s Articles of Incorporation to effectuate a one (1) for four (4) reverse stock split of the Company's issued and outstanding common stock		THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.
		FOR	AGAINST	ABSTAIN

3. Adoption of the 2003 Restricted Stock Plan to Provide for Grants of up to 1,000,000 Shares to Officers, Employees, Directors and Consultants		THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.
		FOR	AGAINST	ABSTAIN

4. Proposal to Ratify the Selection of BDO McCabe Lo & Co as independent auditors for the Company for the fiscal year 12/31/02		THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.
		FOR	AGAINST	ABSTAIN

Dated:_______________________________________________________ 2003

______________________________________________
(print name)	(signed)

______________________________________________
(print name)	(signed)
Please sign exactly as your name appears on your stock certificate. Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc. For an account in the name of two or more persons, each should sign. If a Corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
PLEASE SIGN THIS PROXY AND RETURN IT PROMPTLY WHETHER OR NOT YOU EXPECT TO ATTEND THIS MEETING. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU DO ATTEND.

PLEASE FOLD, TAPE AND RETURN